Exhibit 4.4

Form of Post-Merger Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO
THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR
IN THE WARRANT AGREEMENT DESCRIBED BELOW

AgeX Therapeutics, Inc.
Incorporated Under the Laws of the State of Delaware

CUSIP [●]

Warrant Certificate

This Warrant Certificate certifies that, or registered assigns, is the registered holder of warrant(s) evidenced hereby (the “Post-Merger Warrants” and each, a “Post-Merger Warrant”) to purchase warrants and shares of common stock, $0.0001 par value per share (“Common Stock”), of AgeX Therapeutics, Inc., a Delaware corporation (the “Company”). Each Post-Merger Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company (i) an Incentive Warrant and (ii) that number of fully paid and non-assessable shares of Common Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each whole Post-Merger Warrant is initially exercisable for (i) an Incentive Warrant and (ii) one fully paid and non-assessable share of Common Stock. The number of shares of Common Stock issuable upon exercise of the Post-Merger Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price for any Post-Merger Warrant is equal to $13.20 per Warrant. If, upon the exercise of Post-Merger Warrants, a holder would be entitled to receive fractional Incentive Warrants and/or shares of Common Stock, the Company will round down to the nearest whole number the number of Incentive Warrants and shares of Common Stock to be issued to the Post-Merger Warrant holder. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the Post-Merger Warrants may be exercised only during the applicable Exercise Period and to the extent not exercised by the end of such Exercise Period, such Post-Merger Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

1

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

AgeX Therapeutics, Inc.

By:
Name:
Title:

Equiniti Trust Company, LLC, as Warrant Agent

By:
Name:
Title:

2

Form of Post-Merger Warrant Certificate

[Reverse]

The Post-Merger Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Post-Merger Warrants entitling the holder on exercise to receive (i) Incentive Warrants and (ii) shares of Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of March 20, 2024 (the “Warrant Agreement”), duly executed and delivered by the Company to Equiniti Trust Company, LLC, a New York limited liability company, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the Post-Merger Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Post-Merger Warrants may be exercised at any time during the applicable Exercise Period set forth in the Warrant Agreement. The holder of Post-Merger Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of Post-Merger Warrants evidenced hereby the number of Post-Merger Warrants exercised shall be less than the total number of Post-Merger Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of Post-Merger Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no Post-Merger Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Incentive Warrants and the shares of Common Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Incentive Warrants and the shares of Common Stock is current.

The Warrant Agreement provides that upon the occurrence of certain events the number of shares of Common Stock issuable upon exercise of the Post-Merger Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a Post-Merger Warrant, the holder thereof would be entitled to receive a fractional interest in a share of Common Stock, the Company shall, upon exercise, round down to the nearest whole number of shares of Common Stock to be issued to the holder of the Post-Merger Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Post-Merger Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Post-Merger Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the Post-Merger Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a stockholder of the Company.

3

Election to Purchase

(To Be Executed Upon Exercise of Post-Merger Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive Incentive Warrants and shares of Common Stock and herewith tenders payment for such Incentive Warrants and shares of Common Stock to the order of AgeX Therapeutics, Inc. (the “Company”) in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Incentive Warrants and shares of Common Stock be registered in the name of, whose address is and that such shares of Common Stock be delivered to whose address is . If said number of Incentive Warrants and shares of Common Stock is less than all of the Incentive Warrants and shares of Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Incentive Warrants and shares of Common Stock be registered in the name of _______________, whose address is                      and that such Warrant Certificate be delivered to                        , whose address is                            .

[Signature Page Follows]

4

Date: , 20	(Signature)

(Address)

(Tax Identification Number)

5